UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): August 15, 2006
ELECTRIC CITY CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 15, 2006, Electric City Corp. and Mr. Jeffrey Mistarz entered into a two year employment contract for Mr. Mistarz to continue to serve as the Company’s Executive Vice President and Chief Financial Officer. The contract provides for a base annual salary of $210,000 and grants Mr. Mistarz options to purchase 300,000 shares of Electric City common stock at $1.00 per share. The options will vest in three equal amounts, with one third vesting upon signing of the employment contract, the second third vesting on the first anniversary of the employment contract and the final third vesting on the second anniversary of the employment contract. Vesting of the options will accelerate upon termination for reasons other than due cause (as defined in the contract) death, disability or resignation and upon a change of control (as defined in the contract). The contract also imposes non-competition, non-solicitation and confidentiality obligations on Mr. Mistarz.
The description of Mr. Mistarz’s employment agreement is not intended to be complete and is qualified in its entirety by the complete text of the document attached to this filing as an exhibit, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Not Applicable
(b) Not Applicable
(c) Not Applicable
(d) Exhibits
                10.1 Employment Agreement with Jeffrey R. Mistarz
                10.2 Employee Option Agreement dated August 15, 2006 between Electric City Corp. and Jeffrey Mistarz

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRIC CITY CORP.
Dated: August 17, 2006	By:	/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz
Chief Financial Officer & Treasurer (principal financial and accounting officer)

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Employment Contract with Jeffrey R. Mistarz

10.2	Employee Option Agreement dated August 15, 2006 between Electric City Corp. and Jeffrey Mistarz